Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock and 7% Series B Convertible Preferred Stock

of

MATTERSIGHT CORPORATION

a Delaware corporation

at

$2.70 Per Share of Common Stock, net in cash, and $7.80 Per Share of 7% Series B Convertible Preferred Stock, plus accrued and unpaid dividends payable thereon, net in cash,
Pursuant to the Offer to Purchase dated May 10, 2018

by

NICE ACQUISITION SUB, INC.
a wholly-owned subsidiary of

NICE SYSTEMS, INC.
a wholly-owned subsidiary of

NICE LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M., NEW YORK TIME, ON JUNE 7, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED,
THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if  (i) certificates representing shares of common stock, par value $0.01 per share (the “Common Shares”), of Mattersight Corporation, a Delaware corporation (“Mattersight”) or certificates representing shares of 7% Series B Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”, and collectively with the Common Shares, the “Mattersight Shares”), of Mattersight, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).
If Delivering by Hand, Overnight Delivery or Mail:
Continental Stock Transfer & Trust Company
Attn: Corporate Actions/Mattersight Offer
One State Street — 30th Floor
New York, NY 10004
By Facsimile Transmission:
(For Eligible Institutions Only)
(212) 616-7610
For Confirmation or Information:
Tel: (917) 262-2378

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Mattersight Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to NICE Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NICE Systems, Inc., a Delaware corporation and wholly-owned subsidiary of NICE Ltd., a company organized under the laws of the State of Israel, upon the terms and subject to the conditions set forth in the offer to purchase, dated May 10, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Mattersight Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Mattersight Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase),unless such Mattersight Shares and other required documents are received by the Depositary by the Expiration Date.
Number of Mattersight Shares and Certificate No(s)(if available)
☐ Check here if Mattersight Shares will be tendered by book-entry transfer.
Name of Tendering Institution:
DTC Account Number:
Dated:

Name(s) of Record Holder(s): (Please type or print)
Address(es): (Zip Code)
Area Code and Tel. No. (Daytime telephone number)
Signature(s):
Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby (i) represents that the tender of Mattersight Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within two (2) Nasdaq Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Mattersight Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation (defined in Section 2 of the Offer to Purchase) of the Mattersight Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 2 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.
Name of Firm:
Address: (Zip Code)
Area Code and Telephone No.: (Authorized Signature)
Name: (Please type or print)
Title:
Date:

NOTE:
DO NOT SEND CERTIFICATES REPRESENTING TENDERED MATTERSIGHT SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED MATTERSIGHT SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.